RUSSELL INVESTMENT COMPANY

AMENDMENT TO SECOND AMENDED AND RESTATED

MASTER TRUST AGREEMENT

Regarding Designation of Classes of Shares

AMENDMENT NO. 32 to the Second Amended and Restated Master Trust Agreement dated October 1, 2008 (referred to herein as the “Agreement”), done this      day of             , 201    , by the Trustees under such Agreement.

WITNESSETH:

WHEREAS, Section 4.1 of the Agreement provides the Trustees shall have exclusive power without the requirement of shareholder approval to establish and designate such separate and distinct Sub-Trusts and classes thereof, and to fix and determine the relative rights and preferences as between the shares of the separate Sub-Trusts and classes thereof;

WHEREAS, Section 4.2 of the Agreement provides that the Trustees may fix and determine certain relative rights and preferences of the shares of the Sub-Trusts in accordance with the provisions of such Section 4.2;

WHEREAS, Section 4.3 of the Agreement provides that the Trustees may fix and determine certain relative rights and preferences of the classes of shares of the Sub-Trusts in accordance with the provisions of such Section 4.3;

WHEREAS, the Trustees wish to establish and designate a class of shares of interest in certain Sub-Trusts, and fix and determine certain relative rights and obligations of the shares of said class of such Sub-Trusts; and

WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval.

NOW, THEREFORE, the Trustees hereby authorize the designation of a class of shares.

Section 4.3 Establishment and Designation of Classes of the Sub-Trusts.

Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further Sub-Trusts or classes of shares of the Sub-Trusts, and without affecting the rights and preferences of any existing Sub-Trust or class of shares of any existing Sub-Trust, the Trustees hereby establish and designate:

(i) Class T Shares for the U.S. Core Equity Fund, U.S. Defensive Equity Fund, U.S. Small Cap Equity Fund, International Developed Markets Fund, Investment Grade Bond Fund, Strategic Bond Fund, Global Real Estate Securities Fund, Emerging Markets Fund, Short Duration Bond Fund, Tax-Exempt Bond Fund, U.S. Dynamic Equity Fund, Global Equity Fund, Commodity Strategies Fund, Global Infrastructure Fund, Global Opportunistic Credit Fund, U.S. Large Cap Equity Fund,

U.S. Mid Cap Equity Fund, U.S. Strategic Equity Fund, Strategic Call Overwriting Fund, Tax-Managed International Equity Fund, Multi-Strategy Income Fund, Tax-Exempt High Yield Bond Fund, Unconstrained Total Return Fund, Multi-Asset Growth Strategy Fund, Tax-Managed U.S. Large Cap Fund, Tax-Managed U.S. Mid & Small Cap Fund, Equity Growth Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund (the “Class T Sub-Trusts”); and

(ii) Class A1 Shares, Class A2 Shares, Class A3 Shares and Class C1 Shares for the U.S. Core Equity Fund, U.S. Defensive Equity Fund, U.S. Small Cap Equity Fund, International Developed Markets Fund, Investment Grade Bond Fund, Strategic Bond Fund, Global Real Estate Securities Fund, Emerging Markets Fund, Short Duration Bond Fund, Tax-Exempt Bond Fund, U.S. Dynamic Equity Fund, Global Equity Fund, Commodity Strategies Fund, Global Infrastructure Fund, Global Opportunistic Credit Fund, U.S. Large Cap Equity Fund, U.S. Mid Cap Equity Fund, U.S. Strategic Equity Fund, Strategic Call Overwriting Fund, Select U.S. Equity Fund, Select International Equity Fund, Tax-Managed International Equity Fund, Multi-Strategy Income Fund, Tax-Exempt High Yield Bond Fund, Unconstrained Total Return Fund, Multi-Asset Growth Strategy Fund, Tax-Managed U.S. Large Cap Fund, Tax-Managed U.S. Mid & Small Cap Fund, Equity Growth Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund (the “Class A/C Sub-Trusts”, and together with the Class T Sub-Trusts, the “Sub-Trusts”).

In furtherance thereof, the Trustees direct that the new Class T Shares of each of the Class T Sub-Trusts and new Class A1 Shares, Class A2 Shares, Class A3 Shares and Class C1 Shares of each of the Class A/C Sub-Trusts shall have all the relative rights and preferences set forth in Section 4.2 and Section 4.3 of the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of that Sub-Trust, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares and classes of Shares of such Sub-Trust, except as set forth in the Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

Thaddas L. Alston	Katherine W. Krysty

Kristianne Blake	Raymond P. Tennison

Cheryl Burgermeister	Jack R. Thompson

Daniel P. Connealy

3